                                                                  EXHIBIT 10.18

                                AMENDMENT NO. 2
                                      AND
                           WAIVER TO CREDIT AGREEMENT

         This Amendment No. 2 and Waiver to Credit Agreement (this "Amendment and Waiver") is entered into as of February 28, 1995 among OIS OPTICAL IMAGING SYSTEMS, INC. (the "Company"), the banks named on the signature pages hereof (the "Banks") and NBD BANK, as agent (the "Administrative Agent").

         WHEREAS, the Company, the Banks, BA Securities, Inc., as Arranger and the Administrative Agent are parties to that certain Credit Agreement dated as of December 14, 1993 (as amended by Amendment No. 1 thereto dated as of March 31, 1994, the "Credit Agreement"); and

         WHEREAS, the Company has requested the Banks to increase their Revolving Commitment Amounts under the Credit Agreement from $20,000,000 to $32,500,000, to amend or delete certain financial covenants and other terms contained in the Credit Agreement and to waive compliance with the Leverage Ratio covenant and the Change of Control covenant set forth in the Credit Agreement and the Banks are willing to so increase their Revolving Commitment Amounts amend or delete such financial covenants or other terms and waive such compliance, all on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, the parties hereto hereby agree as follows:


                                   ARTICLE I
                                 DEFINED TERMS

         Unless otherwise defined in this Amendment and Waiver, defined terms used herein shall have the meaning assigned to such terms in the Credit Agreement.


                                   ARTICLE II
                         AMENDMENTS TO CREDIT AGREEMENT

         (1) The following new definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

                 (a) "'Active Revolving Commitment' means, with respect to any Bank, its obligation to make Loans to the Company pursuant to
         Section 2.01(b) in an amount not to exceed at any one time outstanding such Banks' pro rata share of $20,000,000 as such amount may be increased by the allocation of part or all of such Bank's Reserve Revolving Commitment Amount pursuant to Section 2.01(c) from time to time as provided herein (collectively, with respect to all the Banks, the "Active Revolving Commitments"),

                 (b) 'Available Revolving Commitment Amount' with respect to any Bank, means (a) prior to the Revolving Commitment Adjustment Date, an amount equal to the Revolving Commitment Amount of such Bank and (b) after the Revolving Commitment Adjustment Date, an amount equal to (i) the Revolving Commitment Amount of such Bank less (ii) the Reserve Revolving Commitment Amount of such Bank.

                 (c) 'Reserve Revolving Commitment Amount' means with respect to any Bank, the amount of additional Revolving Loans which such Bank has a commitment to provide after the Revolving Commitment Adjustment Date upon satisfaction of the conditions precedent set forth in Section 4.03.

                 (d) 'Revolving Commitment Adjustment Date' means the date notified by the Administrative Agent to the Banks.

                 (e) 'Revolving Commitment Reduction Date' has the meaning specified in Section 2.08(b)."

         (2) The definition of the term "Aggregate Revolving Commitment Amount" contained in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

                          "' Aggregate Revolving Commitment Amount' means the
                           combined Revolving Commitment Amounts of the Banks
                           (a) initially in the amount of $20,000,000 and (b) after the Revolving Commitment Adjustment Date in the amount of $32,500,000."





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


         (3) Section 2.01(b) of the Credit Agreement is hereby amended in its entirety as follows:

                          "(b)    The Revolving Credit.     Each Bank severally
                 agrees, on the terms and subject to the conditions hereinafter set forth, to make Loans to the Company (each such Loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Final Maturity Date, in an aggregate amount not to exceed at any time outstanding such Bank's Available Revolving Commitment Amount (such amount as the same may be reduced pursuant to Section 2.05 or as the result of one or more assignments pursuant to Section 10.07, such Bank's "Revolving Commitment Amount"), provided, however, that, after giving effect to any Borrowing of Revolving Loans, the aggregate principal amount of all outstanding Revolving Loans shall not exceed the Aggregate Revolving Commitment Amount, and further provided that, after giving effect to any Borrowing of Revolving Loans, the aggregate principal amount of all outstanding Revolving Loans shall not exceed the Active Revolving Commitments of all the Banks at such time. Within the limits of each Bank's Revolving Commitment Amount, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01(b), prepay pursuant to
                 Section 2.06 and reborrow pursuant to this Section 2.01(b)."

         (4) A new Section 2.01(c) is hereby added to the Credit Agreement reading as follows:

                          "(c)    Reserve Revolving Commitments. Each Bank
                 further agrees that upon notice by the Administrative Agent that a Revolving Commitment Adjustment Date has occurred, and satisfaction of the conditions precedent set forth in Section 4.03, the Company may increase the Banks' Active Revolving Commitments by an amount up to the amount of the Banks' Aggregate Revolving Commitment Amount then in effect; provided that, (i) upon such increase in the Banks' Active Revolving Commitments becoming effective the Banks' Reserve Revolving Commitments shall be reduced by an equivalent amount; and (ii) each such increase and reduction shall be effected





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

                 pro rata with respect to the Banks' Revolving Commitments in accordance with their respective Commitment Percentages."

         (5) The heading of Section 2.07 of the Credit Agreement is hereby amended to read as follows:

                          "2.07 Mandatory Prepayment of Term Loans; Mandatory
                 Reductions of Term Commitment Amounts".

         (6) A new paragraph (b) is hereby added to Section 2.08 of the Credit Agreement reading as follows and present paragraph (b) of Section 2.08 of the Credit Agreement is hereby relettered as paragraph (c):

                          "(b) Scheduled Reduction of Revolving Commitment
                 Amounts and Repayment of Revolving Loans.

                                  (i)      The Aggregate Revolving Commitment
                          Amount (to the extent not previously reduced pursuant to Section 2.05) will be reduced on the last day of each calendar quarter set forth below (each a "Revolving Commitment Reduction Date") to the amount set forth below:

                                                   Reduced Aggregate
             Revolving Commitment                  Revolving Commitment
                Reduction Date                            Amount
             --------------------                  --------------------
                     March 31, 1998                      31,250,000

                     June 30, 1998                       30,000,000

                     September 30, 1998                  28,750,000

                     December 31, 1998                   27,500,000

                     March 31, 1999                      25,625,000

                     June 30, 1999                       23,750,000

                     September 30, 1999                  21,875,000

                     December 31, 1999                      - 0 -





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

                        (ii) If on any Revolving Commitment Reduction Date (after giving effect to the reduction of the Aggregate Revolving Commitment Amount occurring on such date) the aggregate amount of Revolving Loans then outstanding exceeds the Aggregate Revolving Commitment Amount as so reduced, the Company shall promptly repay an aggregate amount of Revolving Loans equal to such excess.

                        (iii) Any repayment pursuant to this paragraph (b) shall be applied first to any Base Rate Loans outstanding and then to Eurodollar Loans with the shortest Interest Periods remaining. The Company shall pay, together with each repayment under this paragraph (b), accrued interest on the amount prepaid and any amounts required pursuant to Section 3.04."

         (7) A new Section 4.03 is hereby added to the Credit Agreement reading as follows:

                          "4.03 Activation of Reserve Revolving Commitments.
                 The obligation of each Bank to allocate all or any portion of its Reserve Revolving Commitment to its Active Revolving Commitment upon notice by the Agent of a Revolving Commitment Activation Date is subject to the satisfaction of the following conditions precedent on the relevant Revolving Commitment Activation Date:

                                  (a)      a written request by the Company to
                          increase the Active Revolving Commitments by means of allocation of all or part of the Reserve Revolving Commitments;

                                  (b)      receipt by the Agent of evidence
                          that the Company has received a cash equity contribution or cash as a result of the issuance of subordinated debt in the amount of the Reserve Revolving Commitments requested to be allocated to the Active Revolving Commitments."





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

         (8)     Section 7.10 of the Credit Agreement is hereby
amended by:

                          (a) deleting the word "and" appearing at the end of paragraph (a) thereof;

                          (b) inserting a new paragraph (b) thereof, after present paragraph (a) thereof, reading as follows:

                                  "(b)  After September 30, 1996 and provided
                          that no Default has occurred or will result therefrom, declare and make dividend payments on preferred stock that has been issued to and held by Guardian in exchange for additional equity contributions made to the Company; and"

                          (c)  renumbering current paragraph (b) as paragraph
                 (c).

         (9) Section 7.12 of the Credit Agreement is hereby amended to read as follows:

                          "7.12 Minimum Tangible Capital Funds.  The Company
                 shall not at any time permit Tangible Capital Funds to be less than $5,000,000."

         (10) Sections 7.13 and 7.14 of the Credit Agreement are hereby deleted and current Sections 7.15, 7.16 and 7.17, renumbered as Sections 7.13,
7.14 and 7.15, respectively."

                 (a) renumbered Section 7.13 of the Credit Agreement is hereby amended to read as follows:

                          "7.13 Cash Flow Ratio.  The Company shall not at any
                 time during an Measurement Period ending during any period set forth below permit its ratio of (a) Cash Flow to (b) (i) Interest Expenses plus (ii) operating lease rent payments plus
                 (iii) the current portion of long-term debt, plus (iv) dividends paid on preferred stock during the most recently completed fiscal quarter to be less than the ratio set forth below opposite such period:





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

Measurement Period Ending                                    Ratio
- -------------------------                                    -----
September 30, 1996 through June 29, 1997                   1.0 to 1.0
June 30, 1997 and thereafter                               1.25 to 1.0

                 For purposes of this Section 7.13, the current portion of long-term debt shall include at the end of each Measurement Period set forth below, the amount set forth opposite such Measurement Period:

Measurement Period                                Current Portion of
       Ending                                      Long Term Debt
- -------------------                               -----------------
September 30, 1996                                an amount equal to the Term Loans
                                                  scheduled to be repaid on the Principal
                                                  Payment date falling on such date

December 31, 1996                                 an amount equal to the Term Loans
                                                  scheduled to be repaid on the Principal
                                                  Payment Date falling on such date and
                                                  the next succeeding Principal Date

March 31, 1997                                    an amount equal to the Term Loans
                                                  scheduled to be repaid on the Principal
                                                  Payment Date falling on such date and on
                                                  the two next succeeding Principal
                                                  Payment Dates





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

June 30, 1997                                     an amount equal to the Term Loans and
and thereafter                                    any Revolving Loans scheduled to be
                                                  repaid on the Principal Payment Date
                                                  falling on such date and on the three
                                                  next succeeding Principal Payment Dates"



         (11) Clause (ii) of paragraph (k) of Section 8.01 of the Credit Agreement is hereby amended to read as follows:

                          "(ii) Guardian shall sell or otherwise transfer any
                 equity in the Company owned by it to any Person other than (A) Mr. William Davidson, (B) any entity controlled by Mr. William Davidson and (C) not more than 5% of the voting stock of the Company, to any charitable institution or foundation."


                                  ARTICLE III
                      WAIVER OF COMPLIANCE WITH COVENANTS

         (1)     Waiver of Compliance with Leverage Ratio Covenant.

                 The Banks hereby agree to waive for the period commencing on October 1, 1994 and ending on (and including) February 28, 1995 compliance by the Company with the provisions of Section 7.13 of the Credit Agreement related to the maximum Leverage Ratio and further waive any Default or Event of Default which would otherwise result from the Company's failure to comply with such covenant.

         (2)     Waiver of Compliance with Minimum Tangible Capital Funds.

                 The Banks agree to waiver compliance for the period commencing on October 1, 1994 and ending on (and including) February 28, 1995 compliance by the Company





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

                 with the provisions of Section 7.12 of the Credit Agreement related to the minimum Tangible Capital Funds and further waive any Default or Event of Default which would otherwise result from the Company's failure to comply with such covenant.

         (3)     Waiver of Event of Default Related to Change of Control.

                 The Banks hereby agree to waive permanently any Event of Default which may have occurred as a result of the donation by Guardian of equity in the Company to various charitable institutions and foundations provided the number of shares of stock so donated did not exceed 830,000 shares.


                                   ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES.

         The Company represents and warrants that:

         (1) (a) the execution and delivery of this Amendment and Waiver have been duly authorized by all necessary corporate action; and (b) do not violate any Requirement of Law nor conflict with or result in the breach of any Contractual Obligation binding on the Company; and

                 (b) after giving effect to this Amendment and Waiver, the representations and warranties of the Company contained in Article V of the Credit Agreement (except for representations and warranties relating to a particular point in time) and in each other Loan Document are true and correct in all material respects as if made on and as of the date of this Amendment and Waiver and no Potential Event of Default or Event of Default has occurred and is continuing.


                                   ARTICLE V
                                 EFFECTIVENESS.

         (1) This Amendment and Waiver shall become effective as of the date first above written when the Administrative Agent has received the following:





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


                 (a) counterparts hereof executed by the Company, all the Banks and the Agent and signed by Guardian as a consenting party; and

                 (b) copies of the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Amendment and Waiver and the performance of the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of the Company.

         (2) Upon the effectiveness of this Amendment and Waiver (a) each reference in the Credit Agreement to "this Agreement", "hereunder", hereof", "herein", or words of like import shall mean and be a reference to the Credit Agreement as amended hereby and (b) each reference in each other Loan Document to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

         (3) Except as specifically amended above, the Credit Agreement shall remain in full force and effect.

         (4) The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of any Lender or the Agent under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.


                                   ARTICLE VI
                                 MISCELLANEOUS

         (1) This Amendment and Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         (2) THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.





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                 IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their respective duly authorized officers as of the date first above written.

                                          BANK OF AMERICA NATIONAL TRUST
                                           AND SAVINGS ASSOCIATION


                                          By: \s\ Thomas J. Somers
                                             ---------------------------
                                          Title: Vice President
                                                ------------------------


                                          NBD BANK


                                          By: \s\ Thomas A. Lakocy
                                             ---------------------------
                                          Title: Vice President
                                                ------------------------


CONSENTED TO:

GUARDIAN INDUSTRIES CORP.,
as a Consenting Party


By: \s\ R. Mark Manion
   -------------------------------------
Title:  Assistant Treasurer
      ----------------------------------


ACKNOWLEDGED AND AGREED TO:

OIS OPTICAL IMAGING SYSTEMS, INC.


By: \s\ Charles C.  Wilson
   -------------------------------------
Title:  Exec. Vice President & CFO
      ----------------------------------

ACKNOWLEDGED:

NBD BANK,
as Administrative Agent


By: \s\ Thomas A. Lakocy
   -------------------------------------
Title: Vice President
      ----------------------------------





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